Exhibit 99.1

FOR IMMEDIATE RELEASE

ARI Network Services, Inc. To Begin Trading On The NASDAQ Capital Market

Milwaukee, Wis., December 5, 2013 – ARI Network Services, Inc. (ARI) (OTCBB: ARIS) a leading provider of website, software and data solutions that help dealers, distributors and manufacturers Sell More Stuff!™, announced today that its application to list the Company's common stock on the NASDAQ Capital Market has been approved by the NASDAQ Stock Market LLC, a unit of the NASDAQ OMX Group. The Company's common stock is expected to begin trading on the NASDAQ Capital Market effective Monday, December 9, 2013, under its current trading symbol "ARIS," until which time its shares will continue to trade on the Over-the-Counter Bulletin Board.

"We are excited about the move to NASDAQ and look forward to leveraging their technologically advanced trading platform to reach investors around the world,” said Roy W. Olivier, President and Chief Executive Officer of ARI.  “Re-listing with NASDAQ is a major milestone for ARI and is consistent with our objectives to improve our visibility in the public markets, help us expand our shareholder base, and improve our liquidity. We look forward and are honored to join many other leading technology companies already listed on the NASDAQ."

About ARI
ARI Network Services, Inc. (ARI) (OTCBB: ARIS) creates award-winning website, digital marketing, software-as-a-service (SaaS) and data-as-a-service (DaaS) solutions that help equipment manufacturers, distributors and dealers in outdoor power equipment, powersports, automotive tire and wheel, durable medical equipment, marine, RV, and white goods Sell More Stuff!™ – both online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket content that spans more than 10.5 million active part and accessory SKUs, 469,000 models and $1.7 billion in retail product value.  We remove the complexity of selling and servicing new and used inventory, parts, garments and accessories (PG&A) for our customers -- 22,000 equipment dealers, 195 distributors and 140 manufacturers worldwide. For more information on ARI, visit www.investor.arinet.com.

Additional Information

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Follow @ARI_Net on Twitter: www.twitter.com/ARI_Net

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Become a fan of ARI on Facebook: www.facebook.com/ARINetwork

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Read more about ARI: www.investor.arinet.com/about-us

(Roy W. Olivier Photo: http://arinet.com/images/uploads/press_release_images/RoyWOlivier1.png)
(ARI Logo: http://arinet.com/images/uploads/press_release_images/NewLogoTransparency_Black.jpg)

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933.  All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management.  Words such as  "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify.  Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.  Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2013, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:
Colleen Brousil¸ Director of Marketing, ARI, +1-414-973-4323, colleen.brousil@arinet.com

For investor inquiries, contact:
Gregory V. Taylor, CFA, Three Part Advisors, +1-214-295-8370, gtaylor@threepa.com